EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-232693, 333-253519, 333-262970, 333-277273 and 333-284876 on Form S-8 of our reports dated February 17, 2026, relating to the financial statements of Genmab A/S and the effectiveness of Genmab A/S internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.
/s/ Deloitte Statsautoriseret Revisionspartnerselskab
Copenhagen, Denmark
February 17, 2026